SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 27, 2007

CHINA NUVO SOLAR ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-48746	87-0567853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

319 Clematis Street, Suite 703
West Palm Beach, Florida 33401
(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code:  (561) 514-9042

Interactive Games, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Item 4.01                      Changes in Registrant’s Certifying Accountants

On August 27, 2007, the Board of Directors of China Nuvo Solar Energy, Inc. (the “Registrant”) appointed the registered independent public accounting firm of Hawkins Accounting as independent accountants for the Registrant for the fiscal year ending July 31, 2007.  Hawkins Accounting served as auditor to Nuvo Solar Energy prior to its merger with the Registrant.

Sherb and Co., LLP was dismissed effective August 27, 2007, and notified of their dismissal on August 28, 2007.  The decision to dismiss Sherb and Co. was made by the Registrant’s board of directors.

During the fiscal year ended July 31, 2006, and interim periods subsequent to July 31, 2006, there have been no disagreements with Sherb and Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

Sherb and Co.’s report on the financial statements for the year ended July 31, 2006, contained an opinion raising substantial doubt about the Registrant’s ability to continue as a going concern.  With the exception of the foregoing, the report of Sherb and Co. contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The Registrant has requested that Sherb and Co. furnish it with a letter addressed to the SEC stating whether it agrees with the above statements.  Such letter is provided as Exhibit 16.1 to this Report.

During the two most recent fiscal years through August 27, 2007, the Registrant has not consulted with Hawkins Accounting regarding either (i) the application of accounting principles to a specific transaction, either contemplated or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements and neither a written report was provided to the Registrant nor oral advice was provided that Hawkins Accounting concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304 (a)(1)(v) of Regulation S-K.

Item 9.01.                      Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

16.1	Letter from Sherb & Co., LLP dated August 29, 2007 (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NUVO SOLAR ENERGY, INC.
Date: August 30, 2007	By: /s/ Thomas B. Olson Thomas B. Olson Secretary

EXHIBIT INDEX

Ex. No.	Description
16.1	Letter from Sherb & Co., LLP dated August 29, 2007(Filed herewith)